                                                                    EXHIBIT 3.10

                            Commonwealth of The Bahamas                   IBC 01

                    The International Business Companies Act

                                 (No. 2 of 1990)

                      Certificate of Incorporation           (Section 11 and 12)

No. 71,248 B                   KINGLY SHIPPING LTD.

      I, JACINDA P. BUTLER, ASST. Registrar General of the Commonwealth of The Bahamas Do Hereby Certify pursuant to the International Business Companies Act (No. 2 of 1990) that all the requirements of the said Act in respect of incorporation have been satisfied, and that

                              KINGLY SHIPPING LTD.

is incorporated in the Commonwealth of The Bahamas as an International Business Company this 21ST day of JANUARY 1998

                                            Given under my hand and seal
                                            at Nassau in the Common-
                                            wealth of The Bahamas

                                                /s/ J. P. Butler
                                            ---------------------------
                                            ASST. REGISTRAR GENERAL

                                THE INTERNATIONAL
                          BUSINESS COMPANIES ACT, 1989

                            MEMORANDUM OF ASSOCIATION

                                       OF

                              KINGLY SHIPPING LTD.

1.    The name of the Company is KINGLY SHIPPING LTD.

2. The Registered Office of the Company will be situate at the Chambers of Harry B. Sands & Company in the Island of New Providence one of the Islands of the Commonwealth of The Bahamas.

3. The Registered Agent of the Company will be Harry B. Sands & Company, Chambers, P.O. Box N-624, in the Island of New Providence one of the Islands of the Commonwealth of The Bahamas.

4.    The objects or purposes of the Company are:-

      (1) To own, construct, hire, purchase, bareboat charter, charter, lease otherwise acquire and work ships and vessels of any class, and to establish and maintain lines or regular services of ships or other vessels, and generally to carry on the business of shipowners;

      (2) To engage in any act or activity, business or otherwise, which is not prohibited under the International Business Companies Act, 1989 or any other law for the time being in force in the Commonwealth of The Bahamas.

5. Shares in the Company shall be issued in the currency of The United States of America.

6. The Company shall have an authorized capital of U.S. $5,000.00 with an aggregate par value of U.S.$5,000.00.

7. The Company shall have one class of shares of one series comprising 5,000 ordinary common shares with a par value of U.S.$1.00 each, but the Company is hereby authorized to issue other classes and series of shares as the directors may by resolution determine.

8. The directors shall have the authority and the power to fix by resolution any such designations, powers, preferences, rights, qualifications, limitations and restrictions (if any) as shall appertain to any class or series of shares.

9. The number of shares into which the share capital is divided may be issued as registered shares or as shares issued to bearer as the directors may by resolution determine.

10. Registered shares may be exchanged and converted into shares issued to bearer and shares issued to bearer may be exchanged and converted into registered shares.

11. Any notice or other information required by the International Business Companies Act, 1989 to be given to the holder of shares issued to bearer shall be given in accordance with the Articles of Association of the Company.

12. The Company may exercise any of the powers granted under the International Business Companies Act, 1989 without any of the limitations imposed thereby unless such limitations shall be otherwise expressly contained or set out in this Memorandum or the Articles of Association of the Company.

13. The Memorandum or Articles of Association of the Company may be amended by a resolution of members or of the directors.

14. The liability of the members of the Company is limited to the amount unpaid on the shares respectively held by them.

      WE, the several persons, whose names and addresses are subscribed herein are desirous of incorporating an International Business Company under the laws of the Commonwealth of The Bahamas in pursuance of this Memorandum of Association.

NAMES, ADDRESSES AND
DESCRIPTIONS OF SUBSCRIBERS

1.    AEGIS LIMITED
      By:

      /s/ [ILLEGIBLE]
      -------------------
      Assistant Secretary
      Nassau, Bahamas

2.    RAPPEL LIMITED
      By:

      /s/ [ILLEGIBLE]
      -------------------
      Assistant Secretary
      Nassau, Bahamas

Dated this 21st day of January, A.D. 1998.

WITNESS TO THE ABOVE SIGNATURES:

/s/ [ILLEGIBLE]
---------------

                        COMMONWEALTH OF THE BAHAMAS

                        REGISTRAR GENERAL'S DEPARTMENT

                        I certify the foregoing to be a true copy of the original document.

                                                      /s/ J. P. Butler
                                                    -----------------------
                                                    Asst. Registrar General
                                                    January 21st, 1998

                                THE INTERNATIONAL
                          BUSINESS COMPANIES ACT, 1989

                             ARTICLES OF ASSOCIATION

                                       OF

                              KINGLY SHIPPING LTD.

1. These Articles shall constitute the Regulations of the Company and reference therein to "the Act" shall mean the International Business Companies Act, 1989.

2. In these Regulations, words and expressions defined in the Act shall have the same meaning; and unless there be something in the subject or context inconsistent therewith references to directors shall mean the Board of Directors despite the fact that the Board may consist of one director only, and references to persons shall include corporations and all entities capable of having a legal existence.

                                  SHARE CAPITAL

3. The shares shall be under the control of the directors who may offer, allot, grant options or otherwise dispose of them to such persons or redeem them at such times for such consideration and upon such terms and conditions as they may determine by resolution.

4. Shares in the Company may be issued with such designations, powers, preferences and rights, qualifications, limitations and restrictions with regard to dividend, voting, return of capital or otherwise as the directors may determine by resolution without prejudice to any rights attaching to any existing shares and subject to the provisions of the Act.

5. Redeemable shares shall be redeemed on such terms and conditions and in such manner as the directors may determine by resolution before or at the time of the issue of such shares; and such shares may be redeemed at a premium.

                               SHARE CERTIFICATES

6. Certificates of title to shares shall be issued and the signatures or common seal thereon may be facsimiles.

7. Every member shall be entitled to one certificate for the shares registered in his name or to several certificates, each for one or more of such shares. In respect of shares held jointly by two or more persons, the Company shall not be bound to issue more than one certificate, and delivery of a certificate in respect of the share or shares to one of several joint holders shall be delivery to all.

8. If a certificate is worn or lost, the directors may issue a new certificate on satisfactory proof of its loss or the production of the worn-out certificate and upon such indemnity, as is reasonable, against any loss or liability which the Company or its directors may incur by reason of wrongful or fraudulent use or representation made by any person by virtue of the possession of such certificate.

9. The Company shall be entitled to treat the member specified in the share certificate as absolute owner thereof and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person except as required by these Articles or by order of a court of competent jurisdiction under authority of the Act or other laws of The Bahamas.

10. The Company may issue share certificates, otherwise known as warrants, to bearer in respect of any fully paid-up shares of the Company, stating that the bearer of the warrant is entitled to the shares therein specified. Such warrants shall be issued upon such terms and subject to such conditions as may be resolved upon by the directors.

                            TRANSFER AND TRANSMISSION

11. Upon the request of a holder of registered shares that such shares be exchanged for bearer shares, the directors may cancel the share certificate in respect thereof and the entry in the Share Register and in such event shall issue in substitution therefor a certificate evidencing shares issued to bearer subject to such indemnity and upon such terms and subject to such conditions as the directors may reasonably require.

12. Upon the request of a holder of a certificate in respect of shares issued to bearer that such shares be exchanged for registered shares, the directors may, subject to the terms and conditions on which the same were issued, cancel such certificate and issue, in substitution, a certificate evidencing registered shares and enter the name and address of the holder thereof in the Share Register, subject to such indemnity as the directors may reasonably require.

13. Any person who becomes entitled by operation of law or otherwise to a share or shares in the Company in consequence of the death, incompetence or bankruptcy of any member, shall be the only person recognized by the Company as having any title to the shares; and may execute a valid transfer; or upon application to the Company, may be registered as a member upon such evidence as may reasonably be required by the directors. An application by any such person to be registered as a member shall be deemed to be a transfer of shares for all purposes.

                           ALTERATION OF SHARE CAPITAL

14. Any new shares issued to increase the authorized share capital of the Company shall be issued upon such terms and conditions and with such rights and privileges and other attributes annexed thereto as the directors by resolution shall determine; and except so far as otherwise provided by the terms of issue shall be considered part of the original capital for all purposes under the Act and these Articles.

               PROXIES AND REPRESENTATIVES AT MEETINGS OF MEMBERS

15. A member who is an individual or corporation may be represented at a meeting of members by a proxy. The instrument appointing a proxy shall be in writing or in such a form as the Chairman of the meeting shall deem acceptable.

                          VOTING AT MEETING OF MEMBERS

16. Every member holding voting shares shall either in person or by proxy have one vote on a show of hands and on a poll shall have one vote for every voting share held. Where a corporation, being a member, wishes to be present, it must be represented by a proxy; such proxy shall be entitled to vote for such corporation on a show of hands and also on a poll. If there be joint registered holders of any shares, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted, to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the joint holding.

17. A Committee appointed for a member of unsound mind may vote on his behalf at any meeting of members which such member is entitled to attend and vote.

                       PROCEEDINGS AT MEETINGS OF MEMBERS

18. The President of the Company, or in his absence, any Vice-President, shall preside as Chairman of meetings of members; if both are absent, the members shall choose one of their numbers present at the meeting to be the Chairman.

19. Every question submitted to a meeting shall be decided in the first instance by a show of hands and in the case of an equality of votes the Chairman shall, both on a show of hands and at the poll, have a casting vote in addition to the vote or votes to which he may be entitled as a member.

20. At any general meeting of the members unless a poll is demanded by a member present in person or by proxy, a declaration by the Chairman that a resolution has been carried and an entry to that effect in the book of proceedings of the members shall be sufficient evidence of the fact, without proof of the number or proportion of the votes recorded in favour of or against such resolution.

21. If a poll is demanded it shall be taken in such manner as the Chairman directs and the result of such poll shall be deemed to be the resolution of the members.

22. When all members entitled to be present and vote sign either personally or by proxy the minutes of an annual general or an extraordinary general meeting, the same shall be deemed to have been duly held notwithstanding that the members have not actually come together or that there may have been technical defects in the proceedings and a resolution in writing signed by all the members aforesaid shall be as valid and effectual as if it had been passed at a meeting of the members duly called and constituted.

23. The Chairman, with the consent of the meeting, may adjourn any meeting to any time and place as he shall determine; but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

24. A meeting of members may be held by telephone or other electronic means, without prior notice, if all members entitled to vote participate and are able to hear each other at the same time and recognize each other's voice; and a resolution approved by simple majority vote, in writing or by telex, telegram, telephone, cable, telefax or other written electronic communication from a duly authenticated source, shall be effectual at the date thereof as a resolution of members.

                          SERVICE OF NOTICE ON MEMBERS

25. In the case of members holding registered shares, notice of meetings of members and other information or written statement required to be given to members, shall be given by personal service, or sent by airmail, or by telex, telegram, telefax, cable or other electronic means at the discretion of the directors, to each member at the address shown in the Share Register, or in the case of joint holders of the same share or shares, at the address of the holder first named in the Share Register and notice so given shall be sufficient notice to all such joint holders.

26. In the case of members holding shares issued to bearer, notice of meetings of members or other information or written statement required to be given to members, shall be given by airmail addressed to the agent or attorney whose name and address has been given, to the Company in writing, for service of notice by the bearer of the share, identified for this purpose by the number on the share certificate; or in the absence of such address or if the notice, information or written statement cannot be served for any other reason, by publishing the notice information or written statement in a newspaper circulated in The Bahamas and in a newspaper circulated in the place where the Company has its principal office.

27. Seven days notice of any meeting shall be given to members holding both registered shares and shares issued to bearer. Any notice if served by post, shall be deemed to have been served within seven days of posting; and in proving such service it shall be sufficient to prove that the letter containing the notice was properly addressed, stamped and delivered into the care of the postal authorities. The non-receipt of notice by any member shall not invalidate the proceedings of any meeting.

                                    DIRECTORS

28. Subject as hereinafter provided the Company shall have at least one director but not more than seven. The Company or the Directors may, by resolution, amend the Articles from time to time to increase the minimum number or vary the maximum number of directors.

29. The first directors of the Company shall be elected by the subscribers to the Memorandum of Association and thereafter the directors shall be elected by resolution of members or resolution of directors for such terms as may be specified by the enabling resolution.

30. A director need not be a member of the Company and no shareholding qualification shall be necessary to qualify a person as a director.

31. Each director shall hold office according to the terms of his appointment. In addition to the provisions of Section 42(2) and (3) of the Act, a director shall vacate his office if he becomes bankrupt or makes any arrangement or composition with his creditors generally, or becomes of unsound mind, or of such infirm health as to be incapable of managing his affairs. A director may be removed by resolution of members.

32. The directors by resolution may fix the emoluments of directors in respect of services rendered or to be rendered in any capacity to the Company, subject to any resolution of members; and such emoluments shall be paid out of the funds of the Company. Directors shall also be paid out of funds of the Company all expenses, including travelling and hotel expenses, properly incurred by them in connection with the business of the Company, as may be approved by resolution of directors and subject to any resolution of members.

33. A director may hold concurrently with his office as director any other office or position of profit (except that of auditor) with the Company or any other company or legal entity in which the Company may be interested as shareholder or otherwise for such remuneration and on such other terms and conditions as the directors of the Company may determine and shall not be accountable to the Company for the same.

                               POWERS OF DIRECTORS

34. The business and affairs of the Company shall be managed by the directors who may exercise all the powers of the Company that are not expressly reserved to the members under the Act or any other laws of the Bahamas.

35. If the Board comprises only one, such sole director shall full power to represent the Company and to manage the affairs and business of the Company. If there be any vacancy in the Board, the continuing director or directors may act notwithstanding any vacancy in their body, save that if the number of directors has been fixed at two or more persons, and by reason of vacancies having occurred among the directors there shall be only one continuing director, he shall be authorized to act alone only for the purpose of appointing another director.

                              MEETINGS OF DIRECTORS

36. The directors may meet upon not less than two clear days' notice at such place within or outside The Bahamas as and whenever they think necessary for the dispatch of business and may adjourn, and otherwise regulate their meetings and proceedings as they think fit. A meeting of directors may be convened by the President or failing him any Vice President or any other director.

37.   A majority of the Board of Directors may waive notice of any meeting.

38. A properly constituted meeting of directors shall be competent to exercise all or any of the powers, duties, authorities and discretions for the time being vested in, or exercisable by, them as a body under authority of the Act, the Memorandum and these Articles. Where the Board comprises more than one director a quorum shall constitute fifty percent of the membership of the Board.

39. The President, or in his absence, a Vice-President shall preside at meetings of directors and if both are not present within fifteen minutes from the time appointed by the meeting the directors present may choose one of their number to be the Chairman.

40. Questions arising at any meeting of directors, or committee of directors shall be decided by simple majority of votes; and in the case of an equality of votes, the Chairman shall have a second or casting vote.

41. All acts done at any meeting of directors, or committee of directors, shall be valid notwithstanding that it shall afterwards be discovered that there was some defect in the appointment or continuance in office of any such director or person acting as a director or in any director's entitlement to vote or in the proceedings at such meeting.

42. When all the directors in person or by their alternates sign the minutes of a meeting of directors, the meeting shall be deemed to have been duly held notwithstanding any defects in the proceedings.

43. A resolution in writing signed by all the directors shall be as valid and effectual as if it had been passed at a meeting of the directors duly called and constituted.

                               ALTERNATE DIRECTOR

44. Any alternate director appointed shall be deemed to be a director of the Company and not an agent of the director so appointing him.

45. A director by written instrument under his hand deposited at the Registered Office of the Company may revoke, at any time, the appointment of his alternate; and if a director shall die or cease to hold office, the appointment of his alternate shall thereupon cease and terminate.

                               CORPORATE DIRECTOR

46. A director who is a body corporate may appoint, by written instrument deposited at the Registered Office of the Company, any individual as its representative for purposes of representing such director at board meetings or meetings of a committee of directors and transacting the business of the Company.

                             COMMITTEE OF DIRECTORS


47. A committee of directors duly appointed by powers conferred by the Act or these Articles, may meet and adjourn as they think fit and may elect a Chairman to preside at its meetings. If no such Chairman is elected, or if at any meeting the Chairman is not present within fifteen minutes from the time appointed for the meeting, the directors present may choose one of their number to be the Chairman.

                               OFFICERS AND AGENTS

48. Any person, including a director, may be appointed by resolution of directors to be an officer or agent of the Company; and the directors may entrust to or confer upon such officer or agent any of the powers and authorities, including the power and authority to affix the common seal of the company, exercisable by directors upon such terms and conditions as the Board of Directors think fit, either collaterally with, or to the exclusion of, its own powers and subject to limitations under the Act and any regulations prescribed by the enabling resolution.

49. Officers appointed may consist of a President, one or more Vice-Presidents, a Secretary, a Treasurer and such other officers as the directors may deem desirable from time to time. In the absence of any specific allocation of powers and authorities, it shall be the responsibility of the President to manage the day-to-day affairs of the Company, the Vice-Presidents to act in order of seniority in the absence of the President but otherwise to perform such duties as are delegated to them by the President, the Secretary to maintain the registers, minute books and records (other than financial records) of the Company and to ensure compliance with all procedural requirements imposed on the Company by applicable law, and the Treasurer to be responsible for the financial affairs of the Company.

50. The emoluments of officers and agents shall be fixed by resolution of directors, subject to any resolution of members.

                                CORPORATE OFFICER

51. Any officer who is a corporation may appoint by written instrument deposited at the Registered Office of the Company any individual as its representative to carry out the duties and exercise the powers and authorities attaching to such office.

                                BORROWING POWERS

52. The directors on behalf of the Company may raise, borrow or secure money, may mortgage, pledge or otherwise charge the Company's assets for such purposes, and may issue securities whenever money is borrowed or as security for any debt, liability or obligation of the Company, as approved by resolution of the directors.

                                   GUARANTEES

53. The directors may by resolution guarantee the repayment or performance of any liability, debt or obligation of any person and secure the same by mortgage, pledge or other charge on any of the Company's assets.

                                    DIVIDENDS

54. Subject to the rights of holders of shares entitled to special rights as to dividends, all dividends shall be declared and paid pari passu to shareholders of record at the date of the declaration of the dividend; but no dividend shall be paid on those shares which are held by the Company as Treasury shares. If several persons are registered as joint holders of any share, any of them may give effectual receipt for any dividend or other moneys payable in respect of the share.

55. In the case of shares issued to bearer, the directors may provide for the payment of dividends by reference to counterfoils or warrants issued with the certificate for such shares, and the production of such share counterfoil or warrant shall evidence entitlement to receipt of such dividend in the same way and to such extent as the production of the certificate itself. At the time of presentation of such counterfoils or warrants as may be required to permit receipt, the directors may issue such further counterfoils or warrants as may be required to permit receipt by the holder thereof of subsequent dividends.

56.   No dividend shall bear interest against the Company.

57. The directors at their discretion may deduct from the dividends payable to any member all sums of money as may be owing by him to the Company; and the directors shall keep such records of dividends paid and deductions made as are necessary to reflect the financial position in this regard.

58. Notice of any dividend that is declared shall be given in a manner herein prescribed for notices to members.

                                    RESERVES

59. The directors may, before recommending any dividend, set aside out of the profits of the Company such sum as they think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for special dividends or bonuses, or for repairing, improving, maintaining any of the property of the Company, and for such other purpose as the directors shall in their absolute discretion think conducive to the interests of the Company.

60. The directors may invest the several sums so set aside upon such investments as they may think fit; and from time to time deal with and vary such investments and dispose of all or any part thereof for the benefit of the Company; and may divide the reserve fund into any special fund as they think fit and employ the reserve fund or any part thereof in the business of the Company, without being bound to keep the same separate from the other assets.

                            CAPITALIZATION OF PROFITS

61. The directors may resolve to capitalize in whole or part the amount for the time being standing to the credit of any of the Company's reserve accounts, or to the credit of the profit and loss account, or profits otherwise available for distribution to members, and distribute such amount amongst members, not in cash, but in fully paid shares, debentures or other securities of the Company in the same proportion as such members would have been entitled to if the equivalent amount had been distributed as a cash dividend.

62. If the directors resolve to capitalize such undistributed profits as aforesaid, they shall have full power to make all decisions and provisions and do all acts necessary to effect the capitalization and consequent issue of shares, debentures or other securities to members according to their respective entitlement; and to enter into such agreements with members entitled to a distribution upon capitalization as they deem appropriate, which agreements shall be binding on such members.

63. The directors shall keep such accounts and records of the capitalization of profits and distribution as they deem appropriate; and in the case of an issue of bonus shares, the directors shall make the necessary entries in the Share Register in accordance with requirements in these Articles and the Act.

                                CREATION OF TRUST

64. Subject to the provisions of the Act, the directors by resolution may transfer assets of the Company to any corporation or other legal entity other than an individual upon trust for the benefit of the Company, its members, creditors or other persons having a direct or indirect interest in the Company.

                                      SEAL

65. The directors shall provide for the safe custody of the Seal which shall not be used except by the authority of a resolution of directors.

                                    ACCOUNTS

66. The Company shall keep such accounts and financial records as the directors deem necessary and desirable to reflect the financial position of the Company; and if such accounts are prepared, the directors may by resolution call for such accounts to be examined by an auditor or accountant appointed by them at such remuneration as may from time to time be agreed; and such books of accounts shall be kept at the Registered Office of the Company.

                             AMENDMENTS OF ARTICLES

67. The Company may alter or modify the conditions contained in these Articles as originally prepared or as amended by resolution of directors or members from time to time but where the Articles expressly provide that resolutions of directors shall be subject to any resolution of members, such provision shall not be altered except by resolution of members.

                                    INDEMNITY

68. Notwithstanding any of the provisions of the Act, the directors, secretary and other officers and the Registered agent for the time being of the Company and the trustees (if any) for the time being acting in relation to any of the affairs of the Company and every one of them and every one of their heirs, executors and administrators shall be indemnified and secured harmless out of the assets and profits of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their or any of their heirs, executors or administrators shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty or supposed duty in their respective offices or trusts except such (if any) as they shall incur or sustain through or by their own wilful neglect or default respectively and none of them shall be answerable for the acts, receipts or defaults of the other or others of them or for joining in any receipt for the sake of conformity or for any bankers or other person with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody or for the insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out or invested or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts or in relation thereto except the same shall happen by or through their own wilful neglect or default respectively.

      IN WITNESS WHEREOF We, the Subscribers to the Memorandum of Association have hereunto subscribed our names this 21st day of January, A.D. 1998.

      AEGIS LIMITED
      By:

      /s/ [ILLEGIBLE]
      --------------------------------
      Assistant Secretary

      RAPPEL LIMITED
      By:

      /s/ [ILLEGIBLE]
      --------------------------------
      Assistant Secretary

Signed by the Subscribers to the
Memorandum of Association in the
presence of:

      /s/ [ILLEGIBLE]
      --------------------------------
                                                  COMMONWEALTH OF THE BAHAMAS

                                                  REGISTRAR GENERAL'S DEPARTMENT

                                                  I certify the foregoing to be
                                                  a true copy of the original
                                                  document.

                                                  /s/ J. P. BUTLER
                                                  ------------------------------
                                                  Asst. Registrar General

                                                  January 21st, 1998